EXHIBIT 10.26

WISDOMTREE INVESTMENTS, INC.

NON-EMPLOYEE DIRECTORS’

DEFERRED COMPENSATION PROGRAM

I.	INTRODUCTION

The WisdomTree Investments, Inc. Non-Employee Directors’ Deferred Compensation Program (the “Program”) is established pursuant to the WisdomTree Investments, Inc. 2022 Equity Plan (the “Plan”) and permits each Director of WisdomTree Investments, Inc. (the “Company”)1 who is not an employee of the Company (a “Non-Employee Director”) to elect to defer receipt of all or any portion of the annual restricted stock award (“RSA Retainer”) to be granted to him or her for services as a member of the Company’s Board of Directors (the “Board”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

II.	ADMINISTRATION

This Program shall be administered by the Compensation Committee of the Board (the “Committee”). The Committee shall have complete discretion and authority with respect to this Program and its application, except as expressly limited by this Program.

III.	ELIGIBILITY

All Non-Employee Directors are eligible to participate in this Program.

IV.	DEFERRAL OF RETAINER FEES

A.    Election to Defer. A Non-Employee Director may elect in advance to defer all or any portion of his or her RSA Retainer. To make such an election, the Non-Employee Director must execute and deliver to the Company an election form specifying that the Non-Employee Director wishes to defer all or any portion his or her RSA Retainer and the percentage he or she elects to defer. Except with respect to a newly eligible Non-Employee Director (including any Non-Employee Director serving as of the date that this Program is initially adopted by the Board and any newly elected or appointed Non-Employee Director), any election under this paragraph shall apply only to RSA Retainers that are earned with respect to services to be performed in the calendar years beginning after receipt of the election form by the Company. A newly eligible Non-Employee Director, may, within 30 days of first becoming eligible to participate in this Program (i.e., upon the initial adoption of this Program by the Board for Non-Employee Directors serving as of the date this Program is initially adopted by the Board or upon being elected or appointed as a Non-Employee Director, as applicable), file an election form, which shall apply only to RSA Retainers to be earned with respect to services to be performed subsequent to receipt of such election form by the Company. A Non-Employee Director may revoke his or her deferral election by notifying the Company of such revocation in writing, but such revocation will only become effective with respect to RSA Retainers to be granted in calendar years beginning after the date of receipt of such revocation by the Company. All elections must be made and revocations should be made during an open window period while the Non-Employee Director is not in possession of any material non-public information relating to the Company.

[1]	The name of the Company was changed to “WisdomTree, Inc.” effective November 7, 2022.

B.    Deferred Account. As of the date of the Company’s annual meeting of stockholders, a Non-Employee Director’s deferred account (“Account”) shall be credited with a number of whole stock units equal to the number of shares of restricted stock that would have been granted as the portion of the RSA Retainer the Non-Employee Director elected to defer for the calendar year.

C.    Dividend Equivalent Amounts. Whenever dividends (other than dividends payable only in shares of Stock) are paid with respect to shares of Stock, each Account shall be credited with a number of whole and fractional stock units determined by multiplying the dividend value per share by the stock unit balance of the Account on the dividend record date and dividing the result by the fair market value of a share of Stock on the dividend payment date. Any stock units credited to an Account in respect of stock units that are unvested and remain subject to forfeiture shall be subject to forfeiture under the same conditions as such unvested stock units and shall be settled only upon settlement of the stock units with respect to which they were credited.

D.    Designation of Beneficiary. A Non-Employee Director may designate one or more beneficiaries to receive payments from his or her Account in the event of his or her death. A designation of beneficiary may apply to a specified percentage of a Non-Employee Director’s entire interest in his or her Account. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company. If there is no effective designation of beneficiary, or if no beneficiary survives the Non-Employee Director, the estate of the Non-Employee Director shall be deemed to be the beneficiary. All payments to a beneficiary or estate shall be made in a lump sum in shares of Stock, with any fractional shares paid in cash.

E.    Payment. All amounts credited to a Non-Employee Director’s Account shall be paid in shares of Stock to the Non-Employee Director, or his or her designated beneficiary (or beneficiaries) or estate, in a lump sum as soon as practicable (but in no event later than the later of the last day of the calendar year in which such event occurs or two and one-half months after such event occurs) after the date specified in the Non-Employee Director’s election form; provided, however, that fractional shares shall be paid in cash.

V.	ADJUSTMENTS

In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in the number of stock units credited to Non-Employee Directors’ Accounts.

VI.	AMENDMENT OR TERMINATION OF PROGRAM

The Company reserves the right to amend or terminate the Program at any time, by action of the Board, provided that no such action shall adversely affect a Non-Employee Director’s right to receive compensation earned before the date of such action or his or her rights under the Program with respect to amounts credited to his or her Account before the date of such action. In no event shall the distribution of Accounts to Non-Employee Directors be accelerated by virtue of any amendment or termination of the Program.

VII.	MISCELLANEOUS PROVISIONS

A.    Notices. Any notice required or permitted to be given by the Company or the Committee pursuant to the Program shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Non-Employee Director at the last address shown for the Non-Employee Director on the records of the Company.

B.    Nontransferability of Rights. During a Non-Employee Director’s lifetime, any payment under the Program shall be made only to the Non-Employee Director. No sum or other interest under the Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Non-Employee Director or any beneficiary under the Program to do so shall be void. No interest under this Program shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Non-Employee Director or beneficiary entitled thereto. Notwithstanding the foregoing, the Company may make payments to an individual other than the Non-Employee Director to the extent required by a domestic relations order.

C.    Company’s Obligations to Be Unfunded and Unsecured. The Accounts maintained under this Program shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts hereunder. No Non-Employee Director or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under this Program, and any Non-Employee Director or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under this Program.

D.    Section 409A. This Program is intended to be a compliant deferred compensation plan under Section 409A of the Code and shall be administered in accordance with the requirements of Section 409A.

E.    Governing Law. The terms of the Program shall be governed, construed, administered and regulated in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, applied without regard to conflict of law principles. In the event any provision of this Program shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

F.    Incorporation of the Plan. This Program shall be subject to the terms and conditions of the Plan.

G.    Effective Date of Program. This Program shall become effective as of June 7, 2022.

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